LOAN AND SECURITY AGREEMENT

between

IEC SPV, LLC

and

BFG Loan Holdings, LLC

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of June 11, 2012 is made and entered into by and between IEC SPV, LLC, a Delaware limited liability company (the “Borrower”), and BFG Loan Holdings, LLC, a Florida limited liability company (the “Lender”).

BACKGROUND

The Borrower desires to obtain, and the Lender has agreed to provide, the Loan defined below and the Lender is willing to make the Loan upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the parties agree as follows:

1. DEFINITIONS.

1.1 Definitions. As used in this Agreement, the following terms shall have these meanings:

“Account” and “Accounts” shall mean an account as now or hereafter defined in the UCC, now owned or hereafter acquired by the Borrower or in which the Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of the Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

“Account Debtor” shall mean any party obligated to make payments under any Account including any “Account Debtor” as defined in the UCC.

“ACH Credit Party” means the Lender, as the holder of the ACH Obligations.

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“ACH Obligations” means the unpaid amounts due and owing by the Borrower to the ACH Credit Party, now existing or hereafter arising or incurred, in connection with or arising out of the ACH Credit Party’s debit or credit exposure under the ACH Transactions made for or on behalf of the Borrower.

“ACH Transactions” means Automated Clearing House transactions which involve the use of electronic credits or debits moving funds either internally within the ACH Credit Party, to the ACH Credit Party from another financial institution, or from the ACH Credit Party to another financial institution, all in accordance with the rules promulgated by the National Automated Clearing House Association.

“Affiliate” shall mean, as to any Person, an individual, corporation, partnership, limited liability company, joint venture, association, company, trust, business trust, and any other entity of whatever nature, excluding IEG Holdings Limited, an Australian public company, (a) that directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of the outstanding voting stock of such Person; or (c) ten percent (10%) or more of whose outstanding voting stock is directly or indirectly beneficially owned or held by such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” shall mean this Loan and Security Agreement, as amended, supplemented, or modified from time to time and all exhibits and schedules to this Agreement.

“Anti-Terrorism Law” shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Approved Operating Agreement” shall mean the Limited Liability Company Agreement dated June 11, 2012 of and for Borrower as approved by the Lender, in form and substance acceptable to the Lender in its sole discretion.

“Applicable Percentage” shall initially equal ninety percent (90%). On or before sixty (60) days from the Closing Date, the Borrower may elect to permanently reduce the Applicable Percentage to either eighty percent (80%) or seventy percent (70%) by sending written notice to the Lender executed by the Borrower and received by the Lender during such period. Once the Borrower has elected to reduce the Applicable Percentage, it may be reduced further as provided hereby but shall never be increased.

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“Approved Purchase Agreement” shall mean the agreement by which the Borrower purchases a Consumer Loan from its Parent, in form and substance acceptable to the Lender in its sole discretion.

“Approved Servicing Agreement” shall mean the agreement by which the Parent of Borrower services a Consumer Loan for the Borrower, in form and substance acceptable to the Lender in its sole discretion.

“Authorized Financial Officer” shall mean the vice president of finance, treasurer or chief financial officer of the Parent.

“Authorized Manager” shall mean a Person appointed and authorized by the Borrower pursuant to the Approved Operating Agreement to act as a manager or managing member of the Borrower.

“Availability Period” shall mean the period commencing on the date of this Agreement and ending on the Term Conversion Date, provided that no Event of Default shall exist or be continuing.

“Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Tampa, Florida are authorized or required to close under the laws of the State of Florida.

“Capitalized Lease” shall mean all lease obligations for any property (whether real, personal or mixed) which have been or should be capital on the books of the lessee in accordance with GAAP.

“Closing Date” or “Closing” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including all regulations thereunder and all published interpretations thereof.

“Collateral” shall mean all personal and fixture property of every kind and nature, whether now existing or hereafter arising, in which the Borrower now has or may hereafter acquire any interest, and wherever located including, without limitation: (a) all Consumer Loans; (b) all Inventory, Equipment, Fixtures, Accounts, Chattel Paper, Instruments, Documents, real property, securities or other Investment Property, and General Intangibles; (c) all bank or other deposit accounts owned by or maintained by or on behalf of the Borrower, and all present and future funds on deposit in those deposit accounts; (d) all substitutes and replacements for, accessions, attachments, and other additions to, and tools, parts, and equipment used in connection with any of the above; (e) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing; (f) all returned or repossessed Goods arising from or relating to any Accounts; (g) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); (h) all commercial tort claims, (i) any other contract rights or rights to the payment of money; (j) all insurance claims; and (k) all Proceeds and products of any of the foregoing; (l) all recorded data of any type, including ledger sheets, files, records, documents, and instruments (including computer programs, tapes, and related electronic data processing software) evidencing an interest in or relating to the above. The terms Chattel Paper, Documents, Fixtures, Goods, Instruments, and Investment Property shall have the meanings assigned to those terms in the UCC.

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“Collection Account” shall man that certain deposit account in the name of the Parent at Well Fargo Bank, N.A., Account No. 5076080125, or other segregated deposit account established and maintained for the benefit of the Borrower at a federally insured depository institution that is well capitalized and satisfactory to the Lender.

“Compliance Certificate” shall mean a certificate, in form and substance satisfactory to the Lender in its sole discretion, verifying the Maximum Loan Amount and computation thereof and incorporating the Consumer Loan Schedule.

“Consumer Loan” means, as of any date, all loans originated or made by the Parent or an Affiliate of the Parent, whether or not transferred to the Borrower pursuant to the Approved Purchase Agreement between the Borrower and the Parent, together with the related documents for such loan. Any Consumer Loan originated by the Parent or any Affiliate that was intended to be transferred to the Borrower which is in fact not so transferred for any reason including, without limitation, a breach of a representation or warranty with respect thereto, shall continue to be a Consumer Loan hereunder.

“Consumer Loan Debtor” shall mean an independent third Person that is the obligor under a Consumer Loan.

“Consumer Loan Proceeds” means the Proceeds and any and all other amounts collected by Borrower from or relating to all Consumer Loans.

“Consumer Loan Schedule” means, as of any date, a schedule identifying the Consumer Loans for which the Borrower is the owner and payee (as amended from time to time in accordance with the terms hereof), which schedule shall set forth for each Consumer Loan: (a) the loan number of such Consumer Loan; (b) the name of the related Consumer Loan Debtor and the street address for the same, including the zip code; (c) the maturity date of the Consumer Loan; (d) the original principal balance of the Consumer Loan; (e) the outstanding principal balance of the Consumer Loan; (f) the first payment date of the Consumer Loan; (g) the status of the Consumer Loan’s performance or delinquency, if any, and (g) the interest rate for the Consumer Loan in effect. The Consumer Loan Schedule shall be amended to reflect the purchase of additional Consumer Loans by the Borrower as provided herein.

“Debt” shall mean, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of the Borrower and its Subsidiaries, if any, as of the date on which Debt is to be determined including trade debt and accruals, (b) all indebtedness secured by any Lien on any property or asset owned or held by the Borrower and any Subsidiary whether or not the secured indebtedness shall have been assumed, (c) all indebtedness of others with respect to which the Borrower or any Subsidiary has become liable by way of a guaranty or endorsement (other than for collection or deposit in the ordinary course of business), (d) all contingent liabilities of the Borrower or any Subsidiary, including but not limited to contingent liabilities in connection with outstanding letters of credit, and (e) lease obligations that, in conformity with GAAP, have been or should be capitalized on such entity’s balance sheet.

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“Default Rate” shall have the meaning set forth in Section 8.3.

“Defaulted Consumer Loan” means any Consumer Loan (a) as to which there has been an Event of Bankruptcy for the related Consumer Loan Debtor, (b) which has been written off by the Borrower or has otherwise been identified by the Borrower as uncollectible, (c) as to which any payment, or part thereof, remains unpaid for 185 days or more from the original due date for such payment, exclusive of any advance by the Borrower or an Affiliate of the Borrower, or (d) as to which the Borrower has initiated collection proceedings against the related Consumer Loan Debtor.

“Delinquent Consumer Loan” means a Consumer Loan as to which all or any portion of a scheduled payment remains unpaid past the scheduled due date with respect thereto, exclusive of any advance by the Borrower or an Affiliate of the Borrower.

“Dollars” shall mean the lawful currency of the United States of America.

“Eligible Consumer Loan Amount” means the Eligible Consumer Loan Principal Balance of a Consumer Loan held by the Borrower for which the Borrower is the payee that satisfies the following requirements: (a) the Consumer Loan was originated by the Parent of the Borrower in the ordinary course of the Parent’s business and in accordance with its underwriting policy, was purchased by the Borrower pursuant to the Approved Purchase Agreement, and is serviced by the Parent pursuant to the Approved Servicing Agreement; (b) the Consumer Loan was originated in the United States of America to a Consumer Loan Debtor domiciled in the United States and is payable in Dollars; (c) the Consumer Loan complied on the date of its origination and now complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder; (d) the Consumer Loan arises under a debt instrument executed by the related Consumer Loan Debtor, is in full force and effect and constitutes the legal, valid and binding obligation of such Consumer Loan Debtor, enforceable against such Consumer Loan Debtor in accordance with its terms and as to which such instrument is evidenced by no more than one original executed copy; (e) the maturity date of the Consumer Loan has not been extended, the interest rate, margin (if applicable) and payment frequency of which have not been modified and no other material terms of which have been waived or modified; (f) the Consumer Loan is not subject to any dispute, litigation or counterclaim and is not subject to any defense (including the defense of usury), rescission, reduction or offset; (g) the Consumer Loan is fully assignable without any requirement to obtain the consent of, or give notice to, the related Consumer Loan Debtor or any other Person; (h) the term to maturity of such Consumer Loan was no more than 60 months from the origination of the Consumer Loan; (i) the Consumer Loan is owned by the Borrower free of any title defects or any Liens, except the security interest in favor of the Lender; (j) the related Consumer Loan Debtor for the Consumer Loan is not an officer, director or employee of the Borrower or any Affiliate; (k) neither the Borrower nor any Affiliate of Borrower has made advances to the related Consumer Loan Debtor for the payment of the Consumer Loan or to cure any delinquency of the Consumer Loan; and (l) the Consumer Loan is not a Defaulted Consumer Loan.

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“Eligible Consumer Loan Principal Balance” means for any Consumer Loan, the outstanding principal balance of such Consumer Loan multiplied by (a) one hundred percent (100.0%) if the payment of the Consumer Loan is current, or, (b) if such Consumer Loan is a Delinquent Consumer Loan, then (i) one hundred percent (100%) if the Delinquent Consumer Loan is from 0 through 10 days delinquent, (ii) ninety five percent (95%) if the Delinquent Consumer Loan is from 11 through 15 days delinquent, (iii) eighty percent (80%) if the Delinquent Consumer Loan is from 16 through 30 days delinquent, (iv) sixty percent (60%) if the Delinquent Consumer Loan is from 31 through 60 days delinquent, (v) forty percent (40%) if the Delinquent Consumer Loan is between from 61 through 90 days delinquent, (vi) twenty percent (20%) if the Delinquent Consumer Loan is from 91 through 120 days delinquent, and (vii) five percent (5%) if the Delinquent Consumer Loan is from 121 through 184 days delinquent.

“Employee Benefit Plan” shall mean an employee benefit plan as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, whether formal or informal and whether legally binding or not.

“Environmental Laws” shall mean any and all existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health, safety and the environment including, without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability act of 1980, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”); (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. §6901 et seq. (“RCRA”); (iii) the Clean Air Act, as amended, 42 U.S.C. §7901 et seq.; (iv) the Clean Water Act, as amended, 33 U.S.C. § 1251 et seq.; (v) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 et seq.; and (vi) the Toxic Substance Control Act, 15 U.S.C. §2601 et seq., as amended (“TSCA”). Any terms mentioned herein which are defined in any applicable Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

“Equipment” shall mean any “equipment” as defined in the UCC, and in any event includes all machinery, equipment, furnishings, fixtures and vehicles, and all additions, substitutions and replacements for any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed on or affixed to the Equipment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, including regulations thereunder and published interpretations thereof.

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“ERISA Affiliate” shall mean any corporation domesticated in the United States of America which is a member of the same controlled group of corporations as the Borrower within the meaning of Section 414(b) of the Code, or any trade business which is under common control with the Borrower within the meaning of Section 414(c) the Code.

“Event of Bankruptcy” means, for any Person: (a) a proceeding shall have been instituted and remains unstayed or undismissed for a period of 60 days in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or for the winding-up or liquidation of its affairs; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for all or substantially all of its property, or any general assignment for the benefit of creditors.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Financial Statements” shall mean the consolidated balance sheet and statement of income and retained earnings of the Borrower and its Parent and Subsidiaries, if any, for any applicable period together with all related statements, schedules and notes, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in conformity with GAAP (subject to in the case of interim statements to normal year-end audit adjustments).

“Fiscal Quarter” shall mean each fiscal quarter within Borrower’s Fiscal Year.

“Fiscal Year” shall mean the calendar year.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” shall mean “general intangibles” as defined in the UCC and includes: contract rights; insurance refund claims; insurance claims and proceeds; tort claims and proceeds; tax refund claims and tax refunds; patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing; licenses, permits and agreements of any type, by which the Borrower now or hereafter uses, possesses or has authority to use or possess property of others, or by which others now or hereafter use, possess or have authority to use or possess any of the Borrower’s property; all licenses, permits and consents of any type; and all computer software, including source codes and documentation.

“Guarantor(s)” includes Paul Mathieson and the Parent of the Borrower or any entity that may hereafter guarantee the payment or collection of, or become accommodation parties with respect to, any portion of the Obligations.

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“Guaranty” shall mean, individually and collectively, the Parent Guaranty, the Mathieson Guaranty, and the IEGC Guaranty, each in a form and substance satisfactory to the Lender in its sole discretion.

“Hazardous Substance(s)” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant” or “contaminant” or a similar designation or regulation under any current or future federal, state or local Environmental Law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including, without limitation, petroleum or natural gas.

“IEGC Guaranty” shall mean the Continuing and Unconditional Guaranty, dated of even date herewith, given by Investment Evolution Global Corporation, a Delaware corporation, in favor of the Lender

“Includes” and “including” are not limiting.

“Indebtedness for Borrowed Money” shall mean (a) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by the Borrower or the Parent, whether or not evidenced by any note, mortgage, indenture, or agreement (including, without limitation, the Note and any indebtedness for money borrowed from an Affiliate), and (b) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which the Borrower, the Parent or any Affiliate has become liable by way of any direct or indirect guaranty or indemnity.

“Interest Rate” shall mean eighteen percent (18%) per annum; provided, however, in the event that the Applicable Percentage is permanently reduced by the election of the Borrower under this Agreement, the Interest Rate shall mean (a) sixteen percent (16%) if the Applicable Percentage is permanently reduced to eighty percent (80%) and (a) fourteen percent (14%) if the Applicable Percentage is permanently reduced to seventy percent (70%).

“Inventory” shall mean “inventory” as defined in the UCC, wherever located, now or hereafter owned or acquired by the Borrower or in which the Borrower now holds or hereafter acquires any interest, and in any event, shall include, without limitation, all inventory, goods and other personal property which are held by or on behalf of the Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Lender from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

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“Investment” in any Person shall mean:

(a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

(b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such deposit, advance, loan or extension of credit having a term not exceeding 120 days in the case of unaffiliated Persons and one year in the case of Affiliates representing the purchase price of inventory or supplies purchased in the ordinary course of business) or guaranty or assumption of, or other contingent obligation with respect to, Indebtedness for Borrowed Money or other liability of such Person; and (without duplication of the amounts included in (a) and (b) above) any amount that may, pursuant to the terms of such investment, be required to be paid, deposited, advanced, lent or extended to or guaranteed or assumed on behalf of such Person.

“Knowledge” shall mean the actual knowledge of the Borrower or such knowledge that would have been acquired after reasonable inquiry.

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Loan” shall mean the line of credit established in favor of the Borrower in the principal amount of Three Million and No/100 Dollars ($3,000,000.00) as evidenced by the Note.

“Loan Account” shall mean the deposit account of the Borrower with Wells Fargo Bank, N.A., Account No. 6097303587, or such other account as the Borrower may designate subject to (i) the approval of the Lender in its sole discretion and (ii) execution of a deposit account control agreement in favor of the Lender for such account.

“Loan Documents” shall mean this Agreement, the Note, the Guaranty, all agreements or other instruments creating a security interest in favor of the Lender, and each other agreement, document and instrument which now or hereafter evidence or secure any of the Obligations (including, without limitation, all guarantees), and any amendments, modifications or substitutions of or for the foregoing.

“Material Adverse Effect” shall mean a material adverse effect with respect to (a) the business, operations, assets, or condition (financial or otherwise) of the Borrower and its Parent or Subsidiaries, if any, taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Lender under this Agreement and the other Loan Documents.

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“Mathieson Guaranty” shall mean the Limited Guaranty, dated of even date herewith, given by Paul Mathieson in favor of the Lender

“Maturity Date” shall mean June 1, 2016.

“Maximum Loan Amount” means the maximum aggregate amount to be outstanding hereunder, which shall be calculated as the lesser of (a) the Revolving Credit Limit and (b) the sum of (i) the Applicable Percentage of the aggregate Eligible Consumer Loan Amounts for Consumer Loans set forth on the most recent Compliance Certificate delivered by the Borrower to the Lender and (ii) ninety-eight percent (98.0%) of cash held by the Borrower up to Two Hundred Thousand and No/100 Dollars ($200,000.00), or such lesser amount as may be advanced from time to time by the Lender hereunder.

“Multiemployer Plan” shall mean a multiemployer plan as defined in ERISA Section 4001(a)(3), which covers employees of the Borrower or any ERISA Affiliate.

“Note” shall mean that certain Promissory Note in the principal amount of Three Million and No/100 Dollars ($3,000,000.00), dated of even date herewith, executed and delivered by the Borrower to evidence the Loan, as such note may be amended, modified or supplemented from time to time.

“Obligations” shall mean all indebtedness, obligations and liabilities of the Borrower to the Lender of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, including any overdrafts, whether for payment or performance, now existing or hereafter arising, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, but not limited to, all loans (including any loan by modification, renewal or extension), all indebtedness, including any arising from any derivative transactions, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from the Borrower to others which the Lender may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorney’s fees (whether or not such attorney is a regularly salaried employee of the Lender, any parent corporation or any Subsidiary or Affiliate of the Lender, whether now existing or hereafter created) chargeable to the Borrower or incurred by the Lender under this Agreement, any Loan Document or any other document or instrument delivered in connection with this Agreement or otherwise.

“Outstanding Loan Balance” means the amount of all Obligations in connection with the Loan outstanding at any given time and pursuant to this Agreement, but excluding any interest, fees or charges not yet due.

“Parent” shall mean Investment Evolution Corporation, a Delaware corporation.

“Parent Guaranty” shall mean the Continuing and Unconditional Guaranty, dated of even date herewith, given by the Parent in favor of the Lender.

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“Pension Plan” shall mean, at any time, any Employee Benefit Plan or a Multiemployer Plan, the funding requirements of which (under ERISA Section 302 or Code Section 412) are, or at any time within the six (6) years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower or any ERISA Affiliate.

“Permitted Liens” shall mean:

(1) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrower or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Borrower or the Subsidiary as reflected in the Borrower’s or the Subsidiary’s Financial Statements;

(2) any mechanic’s, materialman’s, carrier’s, warehousemen’s or similar Lien for sums not yet due or being contested in good faith by the Borrower by appropriate proceedings and for which adequate reserves have been established by the Borrower or the Subsidiary as reflected in the Borrower’s or the Subsidiary’s Financial Statements;

(3) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrower incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the subject property or interfere with the ordinary conduct of the business of the Borrower or the Subsidiary;

(4) any Lien (other than a Lien imposed on any property of the Borrower or any ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred in the ordinary course of business, including any Lien in connection with workers’ compensation, unemployment insurance and other types of social security and any Lien to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds the Lien shall not secure any reimbursement or indemnity obligation in an amount greater than Ten Thousand Dollars ($10,000.00)), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; and

(5) any Lien existing on the date of this Agreement and set forth in Schedule 4.13.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, company, trust, business trust, entity, and any other entity of whatever nature, government, governmental agency or political subdivision.

“Potential Default” shall mean an event, condition or circumstance that with the giving of notice or lapse of time or both would become an Event of Default.

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“Proceeds” shall mean all cash and non-cash “proceeds” as defined in the UCC, and includes (a) proceeds of any insurance, indemnity, warranty or guaranty payable to the Lender or the Borrower from time to time with respect to any Collateral, (b) payments in any form made or due and payable to the Lender or the Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral or any Proceeds of any Collateral, and (c) all other amounts paid or payable under or in connection with any Collateral.

“Profit Sharing Agreement” shall mean an agreement between the Lender, the Borrower and the Parent, in form and substance satisfactory to the Lender and secured by the assets of the Borrower, providing, among other things, that (i) 20% of the net profits of the Borrower are paid to the Lender, unless a Refinance Event has occurred, whereupon 10% of the net profits of the Borrower are paid to the Lender provided that the Borrower may terminate such profit sharing with a payment of Five Hundred Thousand and No/100 Dollars ($500,000.00) within one (1) year from the Closing Date, a payment of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) between the end of the first year and end of the second year following the Closing Date, and a payment of Three Million and No/100 Dollars ($3,000,000.00) thereafter, and (ii) the Lender shall have the right participate in any debt or equity raised by the Borrower, the Parent or any Affiliate thereof with such right expiring one (1) year after repayment in full of the Loan.

“Prohibited Transaction” shall mean a transaction that is prohibited under Code Section 75 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

“Refinance Event” means prior to the Term Conversion Date, the Borrower obtaining a senior credit facility from a lender, with terms and conditions acceptable to the Lender in its sole direction, in an amount equal to or exceeding Five Million and No/100 Dollars ($5,000,000.00) that repays and modifies the Loan to permanently reduce the Revolving Credit Limit to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) or less and sets the Interest Rate to no less than eighteen (18%) percent.

“Regulation” shall mean any statute, law, ordinance, regulation, order or rule of the United States or any foreign, state, local, or other government or governmental body, including, without limitation, those covering or related to banking, financial transactions, public utilities, environmental control, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wages and hours, employee benefits, and price and wage control matters.

“Reportable Event” shall mean, with respect to a Pension Plan: (a) any of the events set forth in ERISA Sections 4043(b) or 4063(a) or the regulations thereunder; (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Code Section 401(a)(29); and (c) any failure by the Borrower, any Subsidiary or any ERISA Affiliate to make payments required by Code Section 412(m).

“Revolving Credit Limit” shall mean Three Million and No/100 Dollars ($3,000,000.00).

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“Solvent” shall mean, with respect to any Person that the aggregate present fair saleable value of the Person’s assets is in excess of the total amount of its probable liability on its existing debts as they become absolute and matured, the Person has not incurred debts beyond its foreseeable ability to pay the debts as they mature, and the Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

“Subsidiary” shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock having voting power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of the corporation or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by the Borrower, the Parent or any Affiliate.

“Taxes” shall have the meaning set forth in Section 9.8 of this Agreement.

“Termination Event” shall mean, with respect to a Pension Plan: (a) a Reportable Event; (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under ERISA Section 4041(c); (c) the institution of proceedings to terminate a Pension Plan under ERISA Section 4042; or (d) the appointment of a trustee to administer any Pension Plan under ERISA Section 4042.

“Term Conversion Date” shall mean December 1, 2013.

“UCC” shall mean the Uniform Commercial Code as in effect on the date of this Agreement in the State of Florida.

1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

2. THE REVOLVING LINE OF CREDIT.

2.1 The Revolving Line of Credit.

(a) Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants contained in this Agreement, the Lender agrees to provide a line of credit to the Borrower in an amount equal to the Maximum Loan Amount during the Availability Period. The Loan shall be evidenced by the Note, which Borrower shall execute and deliver to the Lender at Closing. All advances to Borrower by the Lender under the Note shall be made by the Lender by deposit to the Loan Account.

(b) The proceeds from the Loan shall be used to finance Borrower’s purchase of Consumer Loans from its Parent pursuant to and in accordance with the terms of the Approved Purchase Agreement; provided, however, proceeds from the Loan may be distributed by the Borrower to the Parent for payment of operating costs so long as (i) such distribution shall not cause the Outstanding Loan Balance to exceed the Maximum Loan Amount and (ii) no Event of Default has occurred under the Loan Documents or will occur based on such distribution. The proceeds of the Loan shall not be used for any acquisition, consolidation, merger, reorganization or similar type of transaction with any Person without the Lender’s prior written consent.

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2.2 Availability Period. Provided that no Event of Default shall exist or be continuing, during the Availability Period, and upon five (5) Business Days’ prior written notice to the Lender, proceeds may be disbursed by the Lender to the Borrower under the Note, repaid by the Borrower, and, upon five (5) Business Days’ prior written notice to the Lender, re-borrowed by the Borrower under the Note until the Term Conversion Date; provided, however, that the Borrower shall not be entitled to borrow under the Note, and the Lender shall not be obligated to advance funds to the Borrower, more than one (1) time per thirty (30) day period and unless the Borrower has delivered a Compliance Certificate to the Lender within five (5) days prior to such advance. All advances under this Agreement shall be a minimum amount of Twenty Five Thousand and No/100 Dollars ($25,000.00) and not more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

2.3 Conversion to Term Loan. Unless this Agreement shall be terminated sooner as provided herein, the line of credit shall automatically convert to a term loan on the Term Conversion Date pursuant to the terms of the Note.

2.4 Interest.

(a) Interest shall accrue on the outstanding principal balance of the Loan at the Interest Rate, calculated on the basis of actual number of days elapsed in a year of 360 days.

(b) The Borrower shall not be obligated to pay and the Lender shall not collect interest on any Obligations at a rate in excess of the maximum permitted by law or the maximum that will not subject Lender to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Obligations as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

2.5 Payment. The Borrower shall repay the Loan as follows:

(a) Commencing on July 1, 2012, and continuing on the same day of each and every calendar month thereafter through and including the month in which the Term Conversion Date occurs, payments of accrued and unpaid interest on the then outstanding principal balance of the Loan shall be due and payable in full.

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(b) Commencing on January 1, 2014 and continuing on the same day of each and every calendar month thereafter through and including the month in which the Maturity Date occurs, payments of one hundred percent (100%) of the Consumer Loan Proceeds shall be applied to accrued and unpaid interest and the outstanding principal balance of the Loan.

(c) On the Maturity Date, the Borrower shall pay the outstanding principal and interest balance of the Loan, together with any costs, fees and expenses, without the need for future notice or demand.

2.6 ACH Transactions. The Borrower hereby irrevocably authorizes the Lender, in its sole and exclusive discretion, to debit via ACH Transaction from the Loan Account any amount due and payable hereunder or under any other Loan Document. The Borrower acknowledges that any notice requirement to effect an ACH Transaction is satisfied by the Borrower’s notice of the time periods set forth in this Agreement, including, without limitation, those set forth in Section 2.5, except that if no Event of Default has occurred, the Lender shall provide the Borrower three (3) days notice prior to an ACH Transaction. All payments shall be applied to the Obligations in such manner as the Lender determines in its sole and absolute discretion. All payments constituting proceeds of the Collateral and other payments received by the Lender will be immediately applied to the repayment of the Obligations then due (such credit being provisional until the Lender’s receipt of collected funds); provided that, in the event of any delay in the processing and/or receipt by the Lender of such payment, interest shall continue to accrue until the Lender’s actual receipt of such funds. The Borrower further agrees to execute such other agreements and authorizations that the Lender may request from time to time to allow the Lender to exercise its rights under this Section 2.6.

2.7 Payment on Non-Business Days. Whenever any payment due the Lender hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made by the Borrower (or withdrawn from the Loan Account in the Lender’s sole and exclusive discretion) on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

2.8 Overadvance. If at any time the Outstanding Loan Balance shall exceed the Maximum Loan Amount, the Borrower shall, without demand or notice, immediately pay to the Lender such amount as may be necessary to eliminate such excess.

2.9 Loan Prepayments. The Outstanding Loan Balance may be prepaid in whole or in part at any time without penalty.

2.10 Refinance Event. Upon the occurrence of a Refinance Event, and provided an Event of Default has not occurred, the Lender agrees to subordinate its security interest in the Loans to the senior lender and modify the maturity date of the Loan to match the maturity date of the senior facility on the condition that (a) such facility allows for the Borrower to make regular monthly payments of accrued interest to the Lender, and (b) this Agreement shall be amended to provide, among other things, that it shall constitute an Event of Default if the total of the remaining principal amount of the Loan together with the outstanding amount of such facility exceeds ninety-five percent (95.0%) of all Eligible Consumer Loan Amounts.

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2.11 Fees.

(a) Draw Fee. The Borrower agrees to pay the Lender a draw fee equal to one percent (1.0%) of the amount of any advance of funds under this Agreement.

(b) Field Exam Costs. The Borrower agrees to reimburse the Lender for the cost of periodic field examinations of the Borrower’s books, records and the Collateral, at such intervals as the Lender may require, not to exceed an annual cost of Five Thousand and No/100 Dollars ($5,000.00). The actions described in this paragraph may be performed by employees of the Lender or by independent agents or reviewers.

(c) Late Fee. In the event that any payment of principal and/or interest due to the Lender is not received by the Lender on or before the tenth (10th) day after its due date, the Borrower shall pay to the Lender, immediately, without notice or demand, a late charge in an amount equal to the greater of Two-Thousand Five Hundred and No/100 Dollars ($2,500.00) or one-tenth (1/10th) of one percent (1%) of the unpaid principal balance as of the date the late charge is assessed for the purpose of defraying the costs incident to the processing and handling of the delinquent payment. The provision for such late charge shall not be construed to permit the Borrower to make any payment after its due date, obligate the lender to accept any overdue installment, or affect the Lender’s rights and remedies upon the occurrence of an Event of Default.

2.12 Documentary Stamp Tax. The Borrower agrees to defend, indemnify and hold the Lender harmless from and against any and all liability for documentary excise taxes and intangible taxes (together with all interest, penalties, costs and reasonable attorneys’ fees incurred in connection therewith) that at any time may be levied, assessed or imposed by the State of Florida or any other governmental authority (a) upon the Note, this Agreement or any of the other Loan Documents, (b) upon any amendment, extension or renewal of any of the foregoing, or (c) upon the Lender by virtue of owning or holding any of the foregoing documents or instruments; all of which shall be secured by the security interest or other Lien granted by this Agreement. The provisions of this section survive the repayment of the Note and the termination of this Agreement or any of the other Loan Documents for so long as any claim may be asserted by the State of Florida or any other governmental authority.

3. COLLATERAL.

3.1 Collateral. As security for the payment of the Obligations and the satisfaction by the Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents, the Borrower hereby pledges, assigns and grants to the Lender, a continuing first priority lien on and security interest in, the Collateral.

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3.2 Authorization to File Financing Statements. The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Florida or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Lender promptly upon the Lender’s request.

3.3 Other Actions. To further the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in the Collateral, and without limitation on the Borrower’s other obligations in this Agreement, the Borrower agrees, in each case at the Borrower’s expense, to take the following actions with respect to the following Collateral:

(a) Promissory Notes and Tangible Chattel Paper. If the Borrower shall at any time hold or acquire any promissory notes in excess of Ten Thousand Dollars and No/100 ($10,000.00) or tangible chattel paper, the Borrower shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

(b) Deposit Accounts. For each deposit account that the Borrower at any time opens or maintains, the Borrower shall, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause the depository bank to comply at any time with instructions from the Lender to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Borrower, or (ii) arrange for the Lender to become the customer of the depository bank with respect to the deposit account, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (A) any deposit account for which the Borrower, the depository bank and the Lender have entered into a cash collateral agreement specially negotiated among the Borrower, the depository bank and the Lender for the specific purpose set forth therein, (B) a deposit account for which the Lender is the depository bank and is in automatic control, and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s salaried employees.

(c) Investment Property. If the Borrower shall at any time hold or acquire any certificated securities, the Borrower shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by the Borrower are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (1) cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of the Borrower or such nominee, or (2) arrange for the Lender to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrower are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such commodity intermediary, in each case without further consent of the Borrower or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Lender to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Lender is the securities intermediary.

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(d) Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Borrower shall promptly notify the Lender thereof and, at the Lender’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender, and that such bailee agrees to comply, without further consent of the Borrower, with instructions from the Lender as to such Collateral.

(e) Electronic Chattel Paper and Transferable Records. If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Lender thereof and, at the request and option of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f) Letter-of-Credit Rights. If the Borrower is at any time a beneficiary under a letter of credit, the Borrower shall promptly notify the Lender thereof and, at the request and option of the Lender, the Borrower shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (1) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Lender of the proceeds of the letter of credit, or (2) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in this Agreement.

(g) Commercial Tort Claims. If the Borrower shall at any time hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender in a writing signed by the Borrower of the particulars thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

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(h) Other Actions as to Any and All Collateral. The Borrower further agrees, at the request and option of the Lender, to take any and all other actions the Lender may determine to be reasonably necessary or useful for the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral, including, without limitation, (1) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower’s signature thereon is required therefor, (2) causing the Lender’s name to be noted as Lender on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (3) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (4) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Lender, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (5) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender, and (6) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Lender to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

(i) Filing Security Agreement. A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

3.4 Power of Attorney.

(a) Appointment and Powers of Lender. The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Borrower or in the Lender’s own name, without notice to or assent by the Borrower, to do the following:

(i) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of Florida and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Borrower’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Borrower might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Borrower, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

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(ii) to the extent that the Borrower’s authorization given in Section 3.2 is not sufficient, to file such financing statements with respect hereto, with or without the Borrower’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Borrower’s name such financing statements and amendments thereto and continuation statements which may require the Borrower’s signature.

(b) Ratification by Borrower. To the extent permitted by law, the Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

(c) No Duty on Lender. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act, except for the Lender’s own gross negligence or willful misconduct.

4. REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender as follows:

4.1 Organization and Qualification. The Borrower is duly formed, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and is duly qualified as a limited liability company and in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

4.2 Authority and Authorization. Each of the Borrower and the Parent has corporate power and authority to execute, deliver and perform under the Loan Documents to which it is a party, to make the borrowings provided for in this Agreement, and to perform its obligations under the Loan Documents, and all such action has been duly and validly authorized by all necessary corporate action on its part. No consent of any other party (including stockholders of the Borrower and the Parent) and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents.

4.3 Execution and Binding Effect. The Loan Documents to which the Borrower or the Parent is a party have been duly and validly executed and delivered by the Borrower and the Parent, as applicable, and constitute legal, valid and binding obligations of the Borrower or the Parent, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights. Each Guaranty has been duly and validly executed and delivered by the Guarantors and constitutes the legal, valid and binding obligation of the Guarantors, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

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4.4 Litigation. There are no judgments, actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or the Parent or any assets of the Borrower or the Parent before any court, governmental agency or other tribunal which if adversely determined reasonably could have a Material Adverse Effect or affect the ability of the Borrower or the Parent to perform under the Loan Documents.

4.5 Conflict with Other Instruments. The execution and delivery of, and performance under, the Loan Documents will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction over the Borrower or the Parent or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Borrower or the Parent is a party or which purports to be binding upon it or any of its properties or assets, and will not result in the creation or imposition of any Lien, charge, encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement.

4.6 Not in Default; Judgments, Etc. No Event of Default or Potential Default under any Loan Document has occurred and is continuing. Each of the Borrower and the Parent has satisfied all judgments and neither the Borrower nor the Parent is in default under or in violation of any material existing agreement or any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board bureau, agency, or instrumentality, domestic or foreign.

4.7 Permits, Licenses, Etc. Each of the Borrower and the Parent possesses all permits, licenses, franchises, trademarks, trade names, copyrights and patents necessary to the conduct of its business as presently conducted or as presently proposed to be conducted without conflict to the rights of others. Each of the Borrower and the Parent owns or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct its business as now operated and as now contemplated to be operated (a complete list of which rights is attached hereto as Schedule 4.7); and the conduct of the business of the Borrower and the Parent as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. No claim is pending or threatened to the effect that any such intellectual property owned or licensed by the Borrower or the Parent or which the Borrower or the Parent otherwise has the right to use, is invalid or unenforceable by the Borrower or the Parent, as the case may be. Each of the Borrower and the Parent does not have any obligation to compensate any Person for the use of any such patents or rights, and no Person has been granted any license or other rights to use in any manner any of the patents or rights of the Borrower or the Parent, whether requiring the payment of royalties or not.

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4.8 Labor. Each of the Borrower and the Parent is not involved in any strike, lock-out, boycott or any other labor trouble, similar or dissimilar, nor is it involved in labor negotiations.

4.9 Fictitious Names. Each of the Borrower and the Parent does not operate or do business, and has not operated or done business during the five (5) year period immediately preceding the Closing Date, under any assumed, trade or fictitious names except for the fictious name “Mr. Amazing Loans”.

4.10 Compliance with Laws.

(a) Compliance. Each of the Borrower and the Parent is in compliance in all material respects with all Regulations applicable to its business (including obtaining all authorizations, consents, approvals, orders, licenses, exemptions from, and making all filings or registrations or qualifications with, any court or governmental department, public body or authority, commission, board, bureau, agency, or instrumentality), the noncompliance with which reasonably could have a Material Adverse Effect.

(b) Hazardous Wastes, Substances and Petroleum Products.

(i) Each of the Borrower and the Parent (A) has received all permits and filed all notifications necessary to carry on its business, and (B) is in compliance in all respects with all Environmental Laws.

(ii) Neither the Borrower nor the Parent has given any written or oral notice, nor has either failed to give required notice, to the Environmental Protection Agency (“EPA”) or any state or local agency with regard to any actual or imminently threatened release of Hazardous Substances on properties owned, leased or operated by the Borrower or the Parent or used in connection with the conduct of their business and operations.

(iii) Neither the Borrower nor the Parent has received notice that it is potentially responsible for costs of clean-up or remediation of any actual or imminently threatened release of Hazardous Substances pursuant to any Environmental Laws.

(iv) No real property owned or leased by the Borrower or the Parent is in violation of any Environmental Laws, no Hazardous Materials are present on said real property and neither the Borrower nor the Parent has been identified in any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

(c) Anti-Terrorism Laws.

(i) Each of the Borrower and the Parent (or any Affiliate thereof) is not in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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(ii) Each of the Borrower and the Parent (or any Affiliate thereof), or to such entity’s knowledge, any of its agents acting or benefiting in any capacity in connection with the Loan or other transactions under this Agreement, is any of the following (each a “Blocked Person”): (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (B) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (C) a Person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (E) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (F) a Person who is affiliated with a Person listed above.

(iii) Neither the making of the Loan hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Borrower is in compliance in all material respects with the PATRIOT Act.

4.11 Solvency. The Borrower and the Parent (on a consolidated basis), is and after giving effect to the transactions contemplated by this Agreement, will be, Solvent.

4.12 No Burdensome Agreements. Neither the Borrower nor the Parent is a party to or bound by any agreement or instrument or subject to any corporate or other restriction, the performance or observance of which now has or, as far as the Borrower or the Parent can reasonably foresee, may have a Material Adverse Effect.

4.13 Title; Liens. Except as otherwise disclosed in Schedule 4.13, the Borrower has good and marketable title to and indefeasible ownership interests in, all of its property and assets, free and clear of any Lien. Schedule 4.13 sets forth and describes in reasonable detail each Lien in existence with regard to the property and assets of the Borrower. The Borrower will defend its property and assets against all claims and demands of any Person at any time claiming an interest in any of the Borrower’s property and assets. All Inventory is and shall at all times be of good and merchantable quality, free from all defects, and all other Collateral is and shall remain in good working order and repair. No Collateral is affixed to real estate, or an accession to other goods or part of a product or mass.

4.14 Disclosure Generally. The written representations and statements made by or on behalf of each of the Borrower and the Parent in connection with this Agreement, including representations and statements in each of the Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished each of the Borrower and the Parent to the Lender in connection with this Agreement, or any other Loan Document, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

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4.15 Account Debtors. All Account Debtors are, to the extent permitted by law, precluded from asserting against the Lender any claims or defenses they have against sellers. No Account Debtor is a governmental authority subject to the Federal Assignment of Claims Act.

4.16 Collateral. (a) The Borrower is the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9102(a)(34) of the UCC, (c) none of the Account Debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Borrower holds no commercial tort claims, and (e) the Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

4.17 Advances. Each request for a Loan advance under this Agreement, without a further writing of any kind, constitutes (a) an affirmation by Borrower that all of the representations and warranties of Borrower in this Section 4 remain true and correct as of the date thereof and, unless the Lender is notified in writing to the contrary prior to the disbursement of the requested Loan advance, will be true and correct on the date thereof, and (b) a representation and warranty that the information set forth in each such request in accordance with the requirements of this Agreement is true and correct.

5. CONDITIONS PRECEDENT.

5.1 Conditions to Disbursement. The following conditions precedent shall be completely satisfied prior to the first advance of Loan proceeds and any subsequent advance under this Agreement, which conditions precedent inure solely to the benefit of and may be waived only in writing by the Lender:

(a) Certificate of Formation; Limited Liability Company. The Lender shall have received copies of the Managing Member’s Certificate of the Borrower, together with a Certificate of Good Standing from any jurisdiction where the nature of its business or the ownership of its assets requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect and any certificates of incorporation, by-laws and other corporate documents from the Parent and any Affiliate as Lender shall reasonably require. The Managing Member’s Certificate shall contain copies of the Certificate of Formation of the Borrower and the Limited Liability Agreement of the Borrower.

(b) Evidence of Authorization. The Lender shall have received copies certified by the Managing Member of the Borrower (or other appropriate officer) and each Person other than the Lender who is a party to any Loan Document of all corporate resolutions or other action taken to authorize its execution and delivery and performance of the Loan Documents or any other documents required hereby, together with such other related papers as the Lender shall reasonably require.

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(c) Evidence of Insurance. The Borrower shall deliver to Lender evidence of insurance and payment of all premiums, satisfactory to Lender in its sole discretion, as to each policy of insurance required to be maintained by Borrower under Section 6.5(a) of this Agreement.

(d) Loan Documents. The Lender shall have received the fully executed original Loan Documents. In addition, the Lender shall have received all certificates, instruments and other documents then required to be delivered pursuant to any Loan Documents, in each instance in form and substance reasonably satisfactory to the Lender.

(e) Consents. The Borrower shall have provided to the Lender evidence satisfactory to the Lender that all governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement have been obtained and remain in effect including, without limitation, a consent from the Borrower’s landlord in form and substance satisfactory to the Lender.

(f) Change. No Material Adverse Effect shall have occurred.

(g) Financing Statements. All financing statements necessary to perfect the Lender’s security interest in the Collateral shall have been filed and all other action necessary to perfect the Lender’s security interest shall have been taken.

(h) FirstACH. The Lender shall have received satisfactory evidence, as determined in its sole discretion, establishing that FirstACH has received irrevocable instructions and agreed to deposit all proceeds from Consumer Loan into the Collection Account.

(i) Loan Account. The Lender shall have received (i) satisfactory evidence, as determined in its sole discretion, establishing the Lender as a co-signer on the Loan Account and (ii) an amended signature card for the Loan Account fully completed and executed by the Borrower establishing the Lender as the sole signatory on the Loan Account.

(j) Profit Sharing Agreement. The Lender shall have received fully executed originals of the Profit Sharing Agreement with the Borrower, the Parent and Investment Evolution Global Corporation, a Delaware corporation, and any related agreement required by the same.

(k) Operating Agreement. The Lender shall have fully executed copies of the Approved Operating Agreement.

(l) Independent Manager. The Lender shall have received satisfactory evidence, as determined in its sole discretion, establishing that Borrower has entered into an agreement to appoint John P. Barber, Jr. as an independent manager of the Borrower under the Approved Operating Agreement.

(m) Consumer Loan Purchase Documents. The Lender shall have received fully executed copies of the Approved Purchase Agreement and the Approved Servicing Agreement.

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(n) Due Diligence. The Lender shall have completed and been satisfied with the results of its due diligence review and audit of the Borrower, its financial condition, assets, operations and property.

(o) Documentation Fee. The Borrower shall have paid and reimbursed the Lender for any expenses it incurs in connection with the Lender’s due diligence review of the Borrower up to a maximum of Five Thousand and No/100 Dollars ($5,000.00).

(p) Payment of Legal Fees. The Borrower shall have paid and reimbursed the Lender for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement up to a maximum of Twenty Thousand and No/100 Dollars ($20,000.00) in excess of those fees and costs described in 5.1(o) above. Expenses include, but are not limited to, the Lender’s attorneys’ fees and costs.

(q) Consumer Loan Documents. The Lender shall have received the original documents evidencing the obligations of the Consumer Loan Debtor to the Borrower for every Consumer Loan sold, transferred or held by the Borrower.

6. AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that from and after the date of this Agreement and so long as any Obligation remains unpaid or outstanding, the Borrower will, and will cause the Parent and each Subsidiary, if any, to do the following:

6.1 Financial Statements, Consumer Loan Documents and Reports.

The Borrower shall furnish to the Lender the following documents, instruments and financial information:

(a) Compliance Certificate. On a monthly basis beginning on the first day of each calendar month following the date hereof and continuing on the same day of each calendar month thereafter, as of the last day of the immediately preceding month, or at any other time requested by Lender in its sole discretion, a Compliance Certificate certified by both the Authorized Financial Officer of the Parent and the Authorized Manager of the Borrower.

(b) Consumer Loan Documents. Within seven (7) days from the purchase, transfer or assignment of a Consumer Loan to the Borrower, or at such other intervals as the Lender may hereafter determine, the original documents evidencing the obligations of the Consumer Loan Debtor to the Borrower; copies of all documents relating to the Consumer Loan; and such further information and/or schedules as the Lender may reasonably require, all in a form satisfactory to the Lender.

(c) Annual Statements. As soon as available but no later than ninety (90) days after the end of each Fiscal Year, annual, consolidated Financial Statements which shall be compiled by an independent certified public accountant acceptable to the Lender and presenting fairly, in all material respects, the financial position, and the results of operations and the cash flows of the Borrower and the Parent and any Affiliates thereof for such period. In addition to the annual Financial Statements, the Borrower shall, promptly upon receipt, furnish to the Lender a copy of any other report submitted to the Borrower or the Parent or any Affiliates thereof by independent accountants in connection with any annual, interim or special audit made by them of the financial records of the Borrower.

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(d) Tax Returns. Within fifteen (15) days after they are filed, copies of federal income tax returns of the Borrower and its Parent and any Affiliates thereof with all schedules. In the event any lawful extension is obtained with respect to the filing date of such federal income tax returns, the Borrower will deliver a copy of the extension request to the Lender with fifteen (15) days of filing.

(e) Other Information. From time to time, such further information regarding the business, affairs, and financial condition of the Borrower, the Parent and any Affiliates thereof as the Lender may reasonably request.

6.2 Material Changes and Other Information. The Borrower shall promptly notify the Lender of any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect. In addition, promptly upon request by the Lender from time to time (which may be on a monthly or other basis), the Borrower shall provide such other information and reports regarding the operations, business affairs, prospects and financial condition of the Borrower as the Lender may reasonably request.

6.3 Maintenance of Corporate Existence; Assets. The Borrower shall notify the Lender at least thirty (30) days before any change of name of the Borrower and shall maintain:

(a) its corporate existence and its qualification to do business and good standing in each jurisdiction in which qualification is necessary for the proper conduct of its business;

(b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and business; and

(c) its assets and properties (including all of the Collateral) in good repair, working order and condition and shall make all necessary or appropriate repairs, renewals, replacements and substitutions, so that the value and efficiency of all such assets and properties shall at all times be properly preserved and maintained.

6.4 Conduct of Business; Permits and Approvals; Compliance with Laws. The Borrower and its Subsidiaries, if any, shall (a) continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement; (b) maintain, in full force and effect, its franchises, and all licenses, patents, trademarks, trade names, contracts, permits, approvals and other rights necessary to the profitable conduct of its business; and (c) comply, in all respects with all applicable laws, rules, Regulations, and orders.

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6.5 Maintenance of Insurance.

(a) Maintenance of Insurance. The Borrower and each Subsidiary, if any, will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender as loss payee. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

(b) Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than Fifty Thousand and No/100 Dollars ($50,000.00) be disbursed to the Borrower for direct application by the Borrower solely to the repair or replacement of the Borrower’s property so damaged or destroyed, and (ii) in all other circumstances, be held by the Lender as cash collateral for the Obligations. The Lender may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Lender may reasonably prescribe, for direct application by the Borrower solely to the repair or replacement of the Borrower’s property so damaged or destroyed, or the Lender may apply all or any part of such proceeds to the Obligations.

(c) Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Lender. In the event of failure by the Borrower to provide and maintain insurance as provided in this Agreement, the Lender may, at its option, provide such insurance and charge the amount thereof to the Borrower. The Borrower shall furnish the Lender with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

6.6 Payment of Debt; Payment of Taxes; Etc. The Borrower and each Subsidiary, if any, shall promptly pay and discharge:

(a) all of its Debt in accordance with its terms;

(b) all Taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its property, real, personal or mixed, or upon any part thereof, not less than ten (10) days before the date upon which any interest or penalties shall accrue; and

(c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon the property or any part thereof.

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6.7 Notice of Events. Promptly upon discovery by the Borrower or any officer or manager of the Borrower of any of the events described in subsections (a) through (g) below, the Borrower shall deliver to the Lender within three (3) days of the discovery a written notice, which describes the event and all action the Borrower proposes to take with respect thereto:

(a) an Event of Default or Potential Default under this Agreement;

(b) any default or event of default under a contract or contracts and the default or event of default involves payments by one or more of the Borrower or the Parent in an aggregate amount equal to or in excess of Twenty-Five Thousand Dollars ($25,000.00);

(c) a default or event of default under or as defined in any evidence of or agreements for Indebtedness for Borrowed Money under which the Borrower’s or the Parent’s liability is equal to or in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) singularly or in the aggregate, whether or not an event of default has been declared by any party to the agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any agreement or instrument or would permit any party to the instrument or agreement to terminate or suspend any commitment to lend to the Borrower or the Parent or to declare or to cause any of the indebtedness to be accelerated or payable before it would otherwise be due;

(d) the institution of, any material adverse determination in, or the entry of any default judgment or order or stipulated judgment or order in, any suit, action, arbitration, administrative proceeding, criminal prosecution or governmental investigation against the Borrower or the Parent in which the amount in controversy is at least Twenty-Five Thousand and No/100 Dollars ($25,000.00) singularly or in the aggregate;

(e) any change in any Regulation, including, without limitation, changes in tax laws and regulations, which could reasonably have a material adverse impact on the ability of the Borrower to perform its obligations under the Loan Documents or a Material Adverse Effect;

(f) the receipt of any notice from any governmental authority that the Borrower is disqualified, barred or suspended from bidding on or performing any contract or proposed contract; or

(g) any change in the location of its place of business, of the places where records concerning its Accounts are kept, or any new location or discontinuance of any place of business.

6.8 Inspection Rights. The Borrower shall at any time during regular business hours and as often as reasonably requested in advance by the Lender, (a) but no sooner than twenty four (24) hours from such request, permit the Lender or any authorized officer, employee, agent, or representative of the Lender, to examine and make abstracts from the records and books of the Borrower and the Parent at the main office in Las Vegas, Nevada, (b) upon five (5) days notice, visit the other branch offices of the Parent and examine and make abstracts from the records and books of the Borrower and the Parent located at such locations, (c) and to discuss the affairs, finances, and accounts of the Borrower and the Parent with any of such parties’ officers, directors or independent accountants, which activities shall be at the expense of the Lender but reimbursed by the Borrower per Section 2.11(b).

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6.9 Further Assurances. The Borrower and each Subsidiary, if any, shall do such further acts and things and execute and deliver to the Lender such additional assignments, agreements, powers and instruments, as the Lender may reasonably require or reasonably deem advisable to carry into affect the purposes of this Agreement or to better assure and confirm unto the Lender rights, powers and remedies under this Agreement.

6.10 Maintenance of Books and Records. The Borrower shall keep complete and accurate books and records with respect to the business of the Borrower and the Collateral consistent with good business. The Borrower will permit officers or representatives of the Lender to examine and make excerpts from such books and records and to visit and inspect its properties, both real and personal, at all reasonable times.

6.11 Maintenance of Collateral. The Borrower shall take adequate care of the Collateral and maintain it in good working order and repair. The Borrower shall notify the Lender of any change occurring in or to any Collateral or in any fact or circumstance warranted or represented by the Borrower to the Lender.

6.12 Collateral Protection Expenses; Preservation of Collateral.

(a) Expenses Incurred by Lender. In the Lender’s discretion, if the Borrower fails to do so, the Lender may discharge Taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Borrower agrees to reimburse the Lender on demand for all expenditures so made. The Lender shall have no obligation to the Borrower to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

(b) Lender’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Borrower shall remain obligated and liable under all of the Loan Documents. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State of Florida or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

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6.13 Assignment of Claims Act. The Borrower shall notify the Lender immediately if any Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof. The Borrower shall execute any instruments and take any steps to perfect the assignment of the Borrower’s rights to the Lender as required under the Federal Assignment of Claims Act.

6.14 Collateral. The Borrower shall: (a) keep the Collateral at the chief executive office of the Borrower; (b) except for the security interest granted under this Agreement, be the owner of the Collateral free from any right or claim of any other person, Lien, security interest or other encumbrance, and the Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, (c) keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (d) permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, and (f) continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

6.15 OFAC; PATRIOT Act Compliance. The Borrower will (a) refrain from doing business with any Blocked Person in violation of the economic sanctions of the United States administered by the Office of Foreign Assets Control, and (b) provide, the extent commercially reasonable, such information and take such actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the PATRIOT Act.

6.16 Purchase of Consumer Loans. The Borrower will cause Consumer Loans originated or held by the Parent or any Affiliate of the Parent to be timely transferred to the Borrower as set forth in the Approved Purchase Agreement.

6.17 Accounts.

(a) Control Agreement. Notwithstanding any other provision hereof, within 180 days from the Closing Date, the Borrower shall deliver a fully executed account control agreement for the Loan Account, in form and substance satisfactory to the Lender in its sole discretion, in favor of the Lender with the applicable financial institution holding the Loan Account.

(b) Account Access. The Borrower shall provide or cause to be provided to the Lender at all times online viewing privileges to the Loan Account and the Collection Account.

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7. NEGATIVE COVENANTS.

The Borrower covenants and agrees that, without the prior written consent of the Lender, from and after the date of this Agreement and so long as any Obligations remain unpaid or outstanding, it will not, and will not permit any Subsidiary to do any of the following:

7.1 Legal Status, Merger, Consolidation. Neither the Borrower nor the Parent shall:

(a) change its name, place of business, chief executive office, mailing address or organizational identification number without providing at least thirty (30) days prior written notice to the Lender;

(b) change its type of organization, jurisdiction of organization or other legal structure; merge, consolidate, divide or liquidate or allow itself to be liquidated;

(c) sell, transfer, convey or lease all or any substantial part of its assets except for the sale or other disposition of assets in the ordinary course of its business, or

(d) purchase or otherwise acquire any shares of stock of, or similar interest in any other Person or all or substantially all of the assets or business of any other Person.

7.2 Indebtedness for Borrowed Money. Neither the Borrower nor the Parent shall incur, create, or permit to exist any Indebtedness for Borrowed Money except Indebtedness for Borrowed Money of the Borrower under this Agreement.

7.3 Liens. Neither the Borrower nor the Parent shall create, assume or permit to exist any Lien on any of its property or assets whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens.

7.4 Guaranties. Neither the Borrower nor the Parent shall guaranty or otherwise in any way become or be responsible for indebtedness or obligations (including working capital maintenance, take-or-pay contracts, etc.) of any other Person, contingently or otherwise, except: (a) the endorsement of negotiable instruments of deposit in the normal course of business; (b) any guaranty to secure any indebtedness or obligation which is permitted under this Agreement; and (c) those guaranties described on Schedule 7.4.

7.5 Acquisitions and Investments. Neither the Borrower nor the Parent shall purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the capital stock or assets of, or make an Investment in any other Person; enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary.

7.6 Transfer of Assets; Nature of Business. Neither the Borrower nor the Parent shall (a) sell, transfer, pledge, assign or otherwise dispose of any assets or capital stock of the Borrower or the Parent; or (b) discontinue, liquidate or change in any material respect any substantial part of its operations or business.

7.7 Restricted Payments. Neither the Borrower nor the Parent shall make any redemptions, repurchases, dividends or distributions of any kind in respect of the Borrower’s equity interests; provided, however, the Borrower may make regular dividends and distributions so long as there is no Event of Default under this Agreement.

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7.8 Accounting Change. Neither the Borrower nor the Parent shall make or permit any change in financial accounting policies or financial reporting practices.

7.9 Goods. The Borrower shall not store any Collateral with a bailee or authorize, cause, or permit the issuance or execution of any negotiable warehouse receipt or bill of lading representing any right, title, or interest in and to any Collateral, unless same are forthwith turned over to the Lender so that the Lender shall continue to have a perfected security interest in such Collateral.

7.10 Fixtures and Accessions. The Borrower shall not allow any Collateral to become affixed to real estate, become an accession to other goods or become part of a product or mass, without first providing the Lender with all waivers and consent the Lender deems necessary to make its security interest valid against, and superior to, the rights of all parties holding interests in the real estate or other goods.

7.11 Intangibles. The Borrower shall not extend the time for payment of any Account or otherwise modify, amend, or impair any of the terms of any Collateral. The Borrower shall promptly notify the Lender of any disputes that shall arise in connection with any Collateral or if any obligation is not paid when due, or if any petition in bankruptcy or under any other insolvency act for the relief of debtors with respect to an Account Debtor is filed, or if an Account Debtor makes an assignment for the benefit of creditors, becomes insolvent, or ceases to carry on its business, or if the Borrower has notice of any facts or circumstances that could reasonably be expected to have a material adverse effect upon the ability of an Account Debtor to pay its obligations on any Collateral. The Borrower shall endorse and transfer possession of all Instruments, Documents and Chattel Paper now part of the Collateral to the Lender immediately, and as to those hereafter acquired, immediately following acquisition. The Borrower shall perfect a security interest (using a method satisfactory to the Lender) in all Goods covered by Chattel Paper.

7.12 Transactions with Affiliates or Subsidiaries.

(a) The Borrower shall not enter into any transaction with any Affiliate including, without limitation, the purchase, sale, or exchange of property, or the loaning, payment or giving of funds to any Affiliate except for the Approved Purchase Agreement and the Approved Servicing Agreement.

(b) Neither the Borrower nor the Parent shall create or acquire any Subsidiary without the prior written consent of the Lender.

7.13 Collateral. The Borrower shall not: (a) remove the Collateral from the chief executive office of the Borrower without providing at least thirty (30) days prior written notice to the Lender, except for the removal of Inventory in the ordinary course of business; (b) pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Lender, except as permitted under the Loan Documents; (c) sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (i) sales and leases of Inventory and licenses of General Intangibles in the ordinary course of business, and (ii) so long as no Event of Default has occurred and is continuing, sales or other dispositions of obsolescent items of equipment consistent with past practices.

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7.14 Management Changes. The Borrower acknowledges that the Lender is relying upon the abilities of the Authorized Manager as a material inducement for the Lender to enter into this Agreement and agree to make the Loan. Accordingly, the Borrower shall, at all times, maintain a manager or managing member that is satisfactory to the Lender.

7.15 Contracts. The Borrower shall not enter into any agreements, contracts, purchase or sale orders, leases for personal or real property, commitments, arrangements or understandings, written or oral, other than the Profit Sharing Agreement, the Approved Purchase Agreement, and the Approved Servicing Agreement.

7.16 Amendment to Core Documents. The Borrower shall not make or permit to be made any amendment, modification or change to the Approved Operating Agreement, the Profit Sharing Agreement, the Approved Purchase Agreement, or the Approved Servicing Agreement

7.17 Consumer Loans Business. Neither the Borrower, nor the Parent or any Affiliate thereof shall (a) own, control, operate or manage any other business that makes consumer loans in the United States of America other than through the Parent, or (b) permit any Consumer Loans originated or held by the Parent or any Affiliate to be sold to any other Person except to the Borrower in compliance with the terms of the Approved Purchase Agreement.

7.18 Loan Account Changes. Neither the Borrower, nor the Parent shall not take any action to direct payments from Consumer Loan Debtors for Consumer Loans to any other account other than the Collection Account, direct funds held in the Collection Account to any other account other than the Loan Account, or remove the Lender as a signatory on the Loan Account.

7.19 Employees. The Borrower shall not hire or retain any employees, agents or consultants in the operation of its business or otherwise.

8. DEFAULT.

8.1 Events of Default. The Borrower shall be in default if any one or more of the following events (each, an “Event of Default”) occurs:

(a) Payments. The Borrower fails to pay any payment of principal or interest on the Note when due and payable (whether at maturity, by notice of intention to prepay, or otherwise).

(b) Other Charges. The Borrower fails to pay any other charges, fees, expense or obligations owing to the Lender arising out of or incurred in connection with this Agreement or any other Loan Document within ten (10) days after the date the Lender gives notice that the payment is due and payable.

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(c) Covenants. The Borrower, the Parent or any Affiliate thereof fails to observe or perform as and when required any of the terms, conditions or covenants contained in any Loan Document (other than with respect to the covenants contained in Sections 6 and 7 of this Agreement for which no cure period shall exist), and such failure continues for thirty (30) Business Days after the date the Lender gives notice of such failure to the Borrower.

(d) Representations, Warranties. Any representation or warranty made or deemed to be made by the Borrower, the Parent or any Affiliate thereof in this Agreement or in any other Loan Document or in any exhibit, schedule, report or certificate delivered pursuant to this Agreement or the other Loan Documents shall prove to have been false, misleading or incorrect in any material respect.

(e) Bankruptcy. The Borrower, the Parent, any Affiliate thereof or any Guarantor of the Obligations is dissolved or liquidated, makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or trustee, commences any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, has commenced against it any such proceeding which remains undismissed for a period of thirty (30) days, or indicates its consent to, approval of or acquiescence in any such proceeding, or any receiver of or trustee for the Borrower, the Parent or any Subsidiary or any substantial part of the property of the Borrower, the Parent or any Subsidiary is appointed, or if any such receivership or trusteeship to continues undischarged for a period of thirty (30) days.

(f) Other Obligations between Borrower and Lender. The Borrower breaches or is in default under any other agreement between the Borrower and the Lender.

(g) Attachments. Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against the Borrower or any of the Collateral, which in the good faith judgment of the Lender subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk.

(h) Change in Control. Any Change in Control shall occur with respect to the Borrower, the Parent or any Affiliate thereof. A Change in Control shall be deemed to have occurred if (a) any Person becomes the “beneficial owner” (as defined in Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all capital stock of the such entity that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the issued and outstanding capital stock of such entity normally entitled to vote in the election of the board of directors of such entity, or (b) during any consecutive two (2) year period, individuals who at the beginning of such period constituted a majority of the members of the board of directors of such entity or whose nomination for election by the stockholders of such entity was approved by a majority of the members of the board of directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors then in office.

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(i) Revocation of Guaranty. Any Guarantor revokes or attempts to revoke his or her guaranty of any of the Obligations or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which he or she is a party.

(j) Termination of Business. The Borrower or its Parent ceases any material portion of its business operations as presently conducted.

(k) Termination or Amendment of Security Interest. Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral.

(l) Sale of Business. The Borrower, the Parent or any Affiliate thereof sells, assigns or transfers substantially all of such entity’s assets without the prior written consent of the Lender.

(m) Lien Priority. The Lender fails to have a valid and enforceable perfected security interest in or lien on the Consumer Loans or other Collateral securing the Borrower’s obligations under this Agreement, or such security interest or lien fails to be prior to the rights and interest of all other Liens except for any Liens in favor of the Lender and Permitted Liens.

(n) Lawsuits. Any lawsuit or lawsuits are filed against the Borrower or the Parent seeking an aggregate amount of One Hundred Thousand and No/100 Dollars ($100,000.00) or greater.

(o) Injunction. The Borrower or the Parent is enjoined, restrained, or in any way prevented by order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs and such order is not lifted or stayed within ten (10) Business Days.

(p) Government Action. Any government authority takes action that the Lender believes materially adversely affects the Borrower’s or any Guarantor’s financial condition or ability to repay.

(q) Other Funding. The Borrower, the Parent or any Affiliate thereof incurs, creates, or permits to exist any Indebtedness for Borrowed Money other than Indebtedness for Borrowed Money of the Borrower under this Agreement.

(r) Other Business. The Borrower, the Parent or any Affiliate thereof owns, controls, operates or manages a consumer loan business in the United States of America other than the Parent’s consumer loan business.

(s) Loan Sales. Any Consumer Loan originated or held by the Parent or any Affiliate thereof is not sold to the Borrower in compliance with the terms of the Approved Purchase Agreement.

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(t) Deposits. Payments on account of Consumer Loans are deposited into any other account other than the Collection Account, or all amounts held in the Collection Account are not deposited into the Loan Account on a daily basis.

(u) Breach or Termination of Agreements. Any breach or termination of the Approved Purchase Agreement or the Approved Servicing Agreements by either the Borrower or the Parent occurs without the express written consent of the Lender.

(v) Cross Default. A material breach by the Borrower, the Parent or any Affiliate thereof shall occur under (i) any loan arising from a Refinance Event or (ii) other agreement, document or instrument, whether heretofore, now or hereafter existing between such entity and any Person other than the Lender involving amounts at issue exceeding Ten Thousand and No/100 ($10,000.00) and such breach continues for more than five (5) Business Days.

8.2 Rights and Remedies. In addition to all other rights, options, and remedies granted or available to the Lender under any of the Loan Documents or otherwise available at law or in equity, upon an occurrence and continuance of an Event of Default (other than an Event of Default under Section 8.1(e)), the Lender may, at its option, terminate this Agreement and declare the Loan and all other Obligations, including without limitation accrued interest, to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence of any event specified in Section 8.1(e) above, this Agreement shall automatically terminate and the Loan and all other Obligations, including without limitation accrued interest, shall immediately be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. So long as an Event of Default shall have occurred and be continuing and at all times thereafter, the Loan shall bear interest at the Default Rate. If an Event of Default shall have occurred and be continuing, the Lender, without any other notice to or demand upon the Borrower, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of Florida and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Borrower to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Borrower’s principal office(s) or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to the Borrower at least ten (10) calendar days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Borrower hereby acknowledges that ten (10) calendar days prior written notice of such sale or sales shall be reasonable notice. In addition, the Borrower waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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8.3 Default Rate. To the extent permitted by law, whenever there is an Event of Default or non-payment upon demand, the rate of interest on the unpaid principal balance of the Loan shall, at the option of the Lender, be the lesser of (i) three percent (3%) per annum above the interest rate payable under this Agreement or (ii) the maximum amount permitted by applicable law to be contracted for, charged or received (the “Default Rate”). The Borrower acknowledges that: (a) the Default Rate is a material inducement to the Lender to enter this Agreement; (b) the Lender would not have entered into this Agreement in the absence of the agreement of the Borrower to pay the Default Rate; (c) the Default Rate represents compensation for increased risk to the Lender that the Obligations will not be repaid; and (d) the Default Rate is not a penalty and represents a reasonable estimate of (i) the cost to the Lender in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Loan Documents, and (ii) compensation to the Lender for losses that are difficult to ascertain.

8.4 Securities and Deposits. The Lender may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Lender may, following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise, which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Borrower may at any time be applied to or set off against any of the Obligations then due and owing.

8.5 Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Borrower shall, at the request and option of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender’s agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Borrower, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Borrower shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Borrower as trustee for the Lender without commingling the same with other funds of the Borrower and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Lender to the Obligations.

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8.6 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare any Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other persons obligated on the Collateral or to fail to remove liens or encumbrances on or any adverse claims against the Collateral, (d) to exercise collection remedies against Account Debtors and other persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of the assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of the Collateral, or (1) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section 8.6 is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender’s duties under the UCC or other law of Florida or any other relevant jurisdiction in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.6. Without limitation upon the foregoing, nothing contained in this Section 8.6 shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.6.

8.7 Marshalling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

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8.8 Proceeds of Dispositions; Expenses. The Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights and remedies under or in respect of any of the Obligations or any of the Collateral following an Event of Default. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of Florida, any excess shall be returned to the Borrower. In the absence of final payment and satisfaction in full of all of the Obligations, the Borrower shall remain liable for any deficiency.

8.9 No Conflicts with Enforcement. The parties acknowledge that the Profit Sharing Agreement shall not in any way affect Lender’s rights under this Agreement and as a creditor with respect to the Obligations. Borrower acknowledges that Borrower received proceeds of this Loan in an arm’s length transaction approved by Borrower and Borrower’s Parent, with the advice of independent separate counsel. Borrower acknowledges that Borrower will not be entitled to concessions, extensions or otherwise because of the Lender’s or its Affiliates’ relationship to Borrower.

9. MISCELLANEOUS.

9.1 Waiver. No failure or delay on the part of the Lender in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under any Loan Document. The remedies provided under the Loan Documents are cumulative and not exclusive of any remedies provided by law.

9.2 Amendments. No amendment, modification, termination or waiver of any Loan Document or any provision thereof nor any consent shall be effective unless the same shall be in writing and be signed by the Lender and the Borrower and then any such waiver or consent shall be effective only in the instance and for the specific purpose for which given. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding any other provision contained in any Loan Document, no amendment, modification, termination or waiver shall affect the payment of principal (including without limitation the date when due), or reduce any interest rate or any fee provided in this Agreement, or extend the Maturity Date.

9.3 Governing Law. The Loan Documents and all rights and obligations of the parties thereunder shall be governed by and be construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflict of laws.

9.4 Participations and Assignments. The Borrower hereby acknowledges and agrees that the Lender may at any time: (a) grant participations in all or any portion of its right, title and interest in or to this Agreement or any other Loan Document (collectively, “Participations”) to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations (“Participants”); and (b) the Lender may assign its rights and obligations under this Agreement or any of the other Loan Documents. The Borrower may not assign its rights and obligations under this Agreement or any of the other Loan Documents without the prior written consent of the Lender. The Borrower agrees to comply with any direction given by the Lender to pay any portion of amounts due under this Agreement and the Loan Documents to any third party assignee or Participants in the Loan.

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9.5 Captions. Captions in this Agreement and the other Loan Documents are included for convenience of reference only and shall not constitute a part of this Agreement or of any Loan Document for any other purpose.

9.6 Notices. All notices, requests, demands, directions, declarations and other communications required or permitted between the Lender and the Borrower provided for in any Loan Document shall be in writing and shall, except as otherwise expressly provided, be deemed to have been duly given, made and received when personally delivered, or one day following the day when deposited with an overnight courier such as Federal Express, for delivery to the intended addressee or three (3) days following the day when deposited in the United States mails, by registered or certified mail, addressed as set forth below.

If to the Borrower:

IEC SPV, LLC

6160 West Tropicana Avenue

Suite E-13

Las Vegas, Nevada 89103

Attn: Paul Mathieson

If to the Lender:

BFG Loan Holdings, LLC

4912 Creekside Drive

Clearwater, FL 33760

Attn: Jonathan Golden, Esq.

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other party in conformity with the provisions of this Section 9.6.

9.7 General. The liability of the Borrower under this Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or part, of any of the sums due to the Lender is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any other Person or any substantial part of Borrower’s property, or otherwise, all as though such payment had not been made.

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9.8 Net Payments.

(a) All payments made to the Lender by the Borrower under this Agreement, or under any other Loan Document will be made without set off, counterclaim or other defense. All payments by the Borrower will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including interest, penalties or similar liabilities) now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority (but excluding any tax imposed on or measured by the gross or net income of the Lender) pursuant to the laws of the United States of America or any political subdivision, or taxing authority of the United States of America or any political subdivision, in which the principal office or applicable lending office of the Lender is located (collectively, together with any amounts payable pursuant to the next sentence, “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of the Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, under the Note or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for in this Agreement or in the Note. The Borrower will furnish to the Lender upon request certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Lender.

(b) Notwithstanding the preceding subparagraph (a), the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold Taxes imposed by the United States of America (or any political subdivision or taxing authority thereof) from interest, fees or other amounts payable under this Agreement for the account of any Person other than the Lender (i) that is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes (but excluding any foreign office of the Lender) or (ii) that has necessary forms on file with the Borrower for the applicable year to the extent deduction or withholding of such Taxes is not required as a result of the filing of such forms, provided that if the Borrower shall so deduct or withhold any Taxes, it shall provide a statement to the Lender, setting forth the amount of the Taxes so deducted or withheld, the applicable rate and any other information or documentation which the Lender may reasonably request for assisting the Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which the Lender is subject to tax.

9.9 Set-Offs and Application of Payments.

(a) The Borrower agrees, to the fullest extent each may effectively do so under applicable law, that any Participant may exercise rights of setoff or counterclaim and other rights as fully as if the Participant were a direct creditor of the Borrower.

(b) If an Event of Default shall have occurred and be continuing, the Lender and the Borrower agree that all payments on account of the Obligations shall be applied by the Lender as follows:

(1) First, to the Lender for any fees, costs or expenses incurred by the Lender under any of the Loan Documents or this Agreement, then due and payable and not reimbursed by the Borrower until such fees, costs and expenses are paid in full;

(2) Second, to the Lender for all interest then due and payable from the Borrower until such interest is paid in full;

(3) Third, to the Lender for the principal amount then due and payable from the Borrower until such principal is paid in full.

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9.10 Expenses of the Lender; Indemnification of the Lender.

(a) The Borrower will from time to time reimburse the Lender promptly following demand for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) the preparation of the Loan Documents and any amendments or modifications, or (ii) the enforcement of the Loan Documents following an Event of Default, including post-bankruptcy fees.

(b) In addition to the payment of the foregoing expenses, the Borrower agrees to indemnify, protect and hold the Lender and any holder of any Loan Document and the officers, directors, employees, agents, affiliates and attorneys of the Lender (collectively, the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature, including reasonable fees and expenses of legal counsel, which may be imposed on, incurred by, or asserted against the Indemnitee by the Borrower or other third parties and arise out of or relate to this Agreement or any of the other Loan Documents or any other matter whatsoever related to the transactions contemplated by or referred to in this Agreement or any of the other Loan Documents; provided, however, that the Borrower shall have no obligation to an Indemnitee to the extent that the liability incurred by the Indemnitee has been determined by a court of competent jurisdiction to be the result of gross negligence or willful misconduct of the Indemnitee. The provisions of this Section 9.10(b) shall survive the termination of this Agreement.

9.11 Suretyship/Waivers by Borrower. The Borrower waives demand, notice, protest, and notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto. The Borrower further waives any and all other suretyship defenses.

9.12 Survival of Warranties and Certain Agreements. All agreements, indemnifications, representations and warranties made or deemed made by the Borrower in this Agreement shall be of a continuing nature and shall survive the termination of this Agreement and the full payment and performance of the Obligations. This Agreement shall remain in full force and effect until the latest to occur of the Maturity Date, or the payment in full and performance of the Obligations.

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9.13 Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or any other Loan Document shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or any other Loan Document or of such provision or obligation in any other jurisdiction.

9.14 No Fiduciary Relationship. No provision in this Agreement or in any other Loan Document and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lender to the Borrower. THE PROVISIONS OF THIS AGREEMENT AND THE LOAN DOCUMENTS INCLUDING WITHOUT LIMITATION CERTAIN PROVISIONS OF SECTION 3 OF THIS AGREEMENT CONTAIN THE GRANT OF POWERS OF ATTORNEY BY THE BORROWER COUPLED WITH AN INTEREST FOR THE SOLE BENEFIT OF THE LENDER. THIS AGREEMENT IS BEING EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL TRANSACTION FOR BUSINESS PURPOSES AND NOT PRIMARILY FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE LENDER, AS AGENT FOR THE BORROWER UNDER THE POWERS OF ATTORNEY, IS NOT A FIDUCIARY FOR THE BORROWER. THE LENDER, IN EXERCISING ANY OF ITS RIGHTS OR POWERS PURSUANT TO THE POWERS OF ATTORNEY, MAY DO SO FOR THE SOLE BENEFIT OF THE LENDER AND NOT FOR THE BORROWER. THE BORROWER HAS NEVERTHELESS READ, UNDERSTANDS AND KNOWINGLY AND VOLUNTARILY ACCEPTS AND AGREES TO SUCH PROVISIONS CONTAINING POWERS OF ATTORNEY RECOGNIZING THAT CERTAIN IMPORTANT RIGHTS MAY BE RELINQUISHED IF ANY SUCH POWERS ARE EXERCISED.

9.15 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE BORROWER AND THE LENDER HEREBY CONSENTS TO THE JURISDICTION OF THE Thirteenth Judicial Circuit in and for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, Tampa Division, AND IRREVOCABLY AGREES THAT ANY ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL ONLY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

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9.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE LENDER/BORROWER RELATIONSHIP ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE BORROWER AND THE LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWER AND THE LENDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.17 Counterparts; Effectiveness. This Agreement and any amendments or waivers may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement and any amendments shall become effective when the Lender shall have received signed counterparts or notice by telecopy of the signature page that the counterpart has been signed and is being delivered to the Lender or facsimile that the counterparts have been signed by all the parties.

9.18 Use of Defined Terms. All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. Any defined term used in the singular preceded by “any” shall be taken to indicate any number of the members of the relevant class.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Lender have caused this Loan and Security Agreement to be executed as of the day and year first above written.

BORROWER:

IEC SPV, LLC

By:	/s/ Paul J. Mathieson
Name:	Paul J. Mathieson
Its:	Managing Member

LENDER:

BFG Loan Holdings, LLC

By:	/s/ John Fernando
Name:	John Fernando
Its:	President

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